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                                                             Exhibit 10(a)(xxix)


                                   JEFF BERGER
                    RESTRICTED STOCK UNIT AWARD AND AGREEMENT

November 9, 2004

Dear Jeff:

H. J. Heinz Company is pleased to confirm that, effective as of the above date, you have been granted a supplemental award of Restricted Stock Units ("RSUs") for Fiscal Year 2005 in accordance with the terms and conditions of the H.J. Heinz Company Fiscal Year 2003 Stock Incentive Plan (the "Plan"). This award replaces and is in lieu of the "Special Supplementary Incentive" made available to you by letter agreement dated June 18, 2003 which is hereby terminated and shall be considered null and void upon execution of this letter agreement ("Agreement"). This Award is also made under and governed by the terms and conditions of this Agreement, which shall control in the event of a conflict with the terms and conditions of the Plan. For purposes of this Agreement, the "Company" shall refer to H. J. Heinz Company and its Subsidiaries. Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the same defined meanings as in the Plan.

1. RSU Award. You have been awarded a total of 26,364 RSUs subject to the vesting conditions set forth in Paragraph 3 below.

2. RSU Account. RSUs entitle you to receive a corresponding number of shares of H. J. Heinz Company Common Stock ("Common Stock") in the future, subject to the conditions and restrictions set forth in this Agreement, including, without limitation, the vesting conditions set forth in Paragraph 3 below. Your RSUs will be credited to a separate account established and maintained by the Company on your behalf. Until the Distribution Date (as defined herein), your RSUs are treated as deferred compensation amounts, the value of which is subject to change based on increases or decreases in the market price of the Common Stock. Because the RSUs are not actual shares of Common Stock, you cannot exercise voting rights on them until the Distribution Date.

3. Vesting. If your business performance for Heinz North America (U.S.) Foodservice ("HFS") achieves or exceeds the target performance goals for FY05 Operating Income (OI) established by the Company's Chief Executive Officer ("CEO),* and if you achieve these earnings in a "quality" manner, as defined below, 100% of the RSUs granted hereunder will vest on June 3, 2005. If the OI target is not met in a "quality" manner, the RSUs granted under this Agreement shall not vest and shall be forfeited.

     *Acquisitions, such as TrueSoups, will be additive to this goal.

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     For clarification purposes:

     - Your personal SSP financial goals target remains based on HFS performance.
     -    Your personal goals component remains against HFS.
     - The vesting of this RSU award is not dependent on the overall results of HNA.

     The "quality" of earnings determination will be at the sole discretion of the CEO with consideration of the following criteria: (i) budgeted marketing expenditures made, (ii) good volume with shipments to consumption, (iii) sound fixed expense controls, (iv) improved cash conversion cycles, and (v) no benefit from exclusion of non-recurring items.

4.   Termination of Employment, Transfer and Change in Control.

     (a) Retirement, Death, Disability or Involuntary Termination without Cause. If termination of your employment with the Company occurs prior to the close of FY05 as a result of Retirement, Death, Disability, or involuntary termination without Cause, the RSUs granted hereunder shall be reduced to a number determined by multiplying the number of RSUs granted by a fraction, the numerator of which shall be the number of days you are employed with the Company beginning with May 1, 2003, divided by the total number of days in FY04 and FY05, subject to the requirements of Paragraph 5. These remaining RSUs shall remain eligible for vesting under Paragraph 3.

     (b) Transfer. If you agree to a transfer to another assignment within the Company prior to the close of FY05, the RSUs granted hereunder shall be reduced to a number determined by multiplying the number of RSUs granted by a fraction, the numerator of which shall be the number of days you perform services in your current position beginning with May 1, 2003 divided by the total number of days in FY04 and FY05, subject to the requirements of Paragraph 5. These remaining RSUs shall remain eligible for vesting under Paragraph 3.

     (c) Change in Control. In case of a change in control (as defined in the Plan), this RSU award shall vest if in the sole discretion of the CEO, considering the criteria noted above, you have made good progress toward achieving the OI Target at the time of the change in control in a "quality" manner.

     (d) Other Termination. If your employment with the Company terminates prior to the close of FY05 for any reason other than as set forth in subparagraphs (a) and (b) above, including without limitation any voluntary termination of employment or an involuntary termination for


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          Cause, no vesting will occur and you will immediately forfeit all of your rights in all RSUs granted hereunder.

     5. Non-Solicitation/Confidential Information. In partial consideration for the RSUs granted to you hereunder, you agree that you shall not, during the term of your employment by the Company and for 12 months after termination of your employment, regardless of the reason for the termination, either directly or indirectly, solicit, take away or attempt to solicit or take away any other employee of the Company, either for your own purpose or for any other person or entity. You further agree that you shall not, during the term of your employment by the Company or at any time thereafter, use or disclose the Confidential Information (as defined below) except as directed by, and in furtherance of the business purposes of, the Company. You acknowledge that the breach or threatened breach of this Paragraph 5 will result in irreparable injury to the Company for which there is no adequate remedy at law because, among other things, it is not readily susceptible of proof as to the monetary damages that would result to the Company. You consent to the issuance of any restraining order or preliminary restraining order or injunction with respect to any conduct by you that is directly or indirectly a breach or threatened breach of this Paragraph 5. Any breach by you of the provisions of this Paragraph 5 will, at the option of the Company and in addition to all other rights and remedies available to the Company at law, in equity or under this Agreement, result in the immediate forfeiture of all of your rights in any RSUs that remain unvested as of the date of such breach.

          "Confidential Information" as used herein shall mean technical or business information not readily available to the public or generally known in the trade, including but not limited to inventions; ideas; improvements; discoveries; developments; formulations; ingredients; recipes; specifications; designs; standards; financial data; sales, marketing and distribution plans, techniques and strategies; customer and supplier information; equipment; mechanisms; manufacturing plans; processing and packaging techniques; trade secrets and other confidential information, knowledge, data and know-how of the Company, whether or not they originated with you, or information which the Company received from third parties under an obligation of confidentiality.

     6. Dividends. Beginning with the date of this Agreement, an amount equal to the dividends payable on the shares of Common Stock represented by the RSUs will be paid directly to you as soon as practicable following the date on which a dividend is declared by the Company. These payments will be calculated based upon the number of RSUs credited to your account as of the date that a dividend is declared. These payments will be reported as income to the applicable taxing authorities, and federal, state, local and/or foreign income and/or employment taxes will be withheld from such payments as and to the extent required by applicable law.
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     7.   Distribution. All RSU distributions will be made in the form of actual shares of Common Stock and will be distributed to you on one of the following dates (each, a "Distribution Date"):

          (a) Default Distribution Date. Shares of Common Stock representing your RSUs will be distributed to you when the RSUs vest, unless you make an election to defer receipt to a later date, as provided in subparagraph (b) below.

          (b) Deferred Distribution Date. You may elect to defer distribution of your RSUs to a date subsequent to the Default Distribution Date by providing a written election form to the Company by no later than December 31, 2004. A copy of the election form is attached. No deferral elections will be honored, and no distributions will be permitted, to the extent that they would cause taxation under Internal Revenue Code Section 409A.

          (c) Executive Officer/Management Committee Member Exception. If you are a named executive officer of the Company on the Distribution Date (as listed in the proxy statement filed by the Company most recent to the Distribution Date) or are a member of the Company's Management Committee on the Distribution Date, the Distribution Date will automatically be deferred to the close of business on the last day of your employment with the Company.

          (d) If you are a "specified employee", as defined in Internal Revenue Code section 409A(a)(2)(B)(i) on your deferred distribution date, your distribution will be automatically deferred until the date that is six (6) months after your "separation from service", regardless of your deferred distribution election.

          Certificates representing the distributed shares of Common Stock will be delivered to the firm maintaining your account as soon as practicable after a Distribution Date occurs. Notwithstanding the foregoing, all vested RSUs will be immediately distributed to you at the close of business on the last day of your employment with the Company, or as soon as practicable thereafter, if you terminate employment with the Company for any reason including death, disability, retirement or Change of Control of the Company.

     8.   Impact on Benefits. None of the RSUs being credited to your account are deemed to be a replacement for award opportunity under the Company's Shareholder Success Plan (SSP). No portion of the RSU award will be included as compensation for purposes of the H.J. Heinz
          Company Supplemental Executive Retirement Plan and the H.J. Heinz Company Employees Retirement and Savings Excess Plan, regardless of whether or not the RSUs subsequently vest.
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     9.   Tax Withholding. On the Distribution Date, the Company will withhold a number of shares of Common Stock that is equal, based on the Fair Market Value of the Common Stock on the Distribution Date, to the amount of the federal, state, local, and/or foreign income and/or employment taxes required to be collected or withheld with respect to the distribution.

     10. Non-Transferability. Your RSUs may not be sold, transferred, pledged, assigned or otherwise encumbered except by will or the laws of descent and distribution. You may also designate a beneficiary(ies) in the event that you die before a Distribution Date occurs, who shall succeed to all your rights and obligations under this Agreement and the Plan. A beneficiary election form is attached. If you do not designate a beneficiary, your RSUs will pass to the person or persons entitled to receive them under your will. If you shall have failed to make a testamentary disposition of your RSUs in your will or shall have died intestate, your RSUs will pass to the legal representative or representatives of your estate.

     11. Employment At-Will. You acknowledge and agree that nothing in this Agreement or the Plan shall confer upon you any right with respect to future awards or continuation of your employment, nor shall it constitute an employment agreement or interfere in any way with your right or the right of the Company to terminate your employment at any time, with or without cause, and with or without notice.

     12. Collection and Use of Personal Data. You consent to the collection, use, and processing of personal data (including name, home address and telephone number, identification number and number of RSUs held) by the Company or a third party engaged by the Company for the purpose of implementing, administering and managing the Plan and any other stock option or stock incentive plans of the Company (the "Plans"). You further consent to the release of personal data to such a third party administrator, which, at the option of the Company, may be designated as the exclusive broker in connection with the Plans. You hereby waive any data privacy rights with respect to such data to the extent that receipt, possession, use, retention, or transfer of the data is authorized hereunder.

     13. Future Awards. The Plan is discretionary in nature and the Company may modify, cancel or terminate it at any time without prior notice in accordance with the terms of the Plan. While RSUs or other awards may be granted under the Plan on one or more occasions or even on a regular schedule, each grant is a one time event, is not an entitlement to an award of RSUs in the future, and does not create any contractual or other right to receive an award of RSUs, compensation or benefits in lieu of RSUs or any other compensation or benefits in the future.

     14. Compliance with Stock Ownership Guidelines. All RSUs granted to you under this Agreement shall be counted as shares of Common Stock that are owned by you for purposes of satisfying the minimum share requirements under the

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          Company's Simplified Stock Ownership Guidelines ("SOG").
          Notwithstanding the foregoing, you acknowledge and agree that, with the exception of the number of shares of Common Stock withheld to satisfy income tax withholding requirements pursuant to Paragraph 9 above, the shares of Common Stock represented by the RSUs granted to you hereunder cannot be sold or otherwise transferred, even after the Distribution Date, unless and until you have met SOG's minimum share ownership requirements. The Management Development & Compensation Committee will not approve additional RSU awards to you unless you are in compliance with the terms of this Paragraph 14 and the SOG requirements.

     15. Confidentiality. You agree that this RSU award is HIGHLY CONFIDENTIAL. Any disclosure by you of this award or its terms and conditions may result in forfeiture of the award at the discretion of the CEO.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

THIS RSU AWARD IS SUBJECT TO YOUR ON-LINE ACCEPTANCE OF THE TERMS AND CONDITIONS OF HEINZ AGREEMENT THROUGH THE FIDELITY WEBSITE.


                                      H. J. HEINZ COMPANY


                                      By:  ______________________________
                                           William R. Johnson
                                           Chairman of the Board, President and
                                           Chief Executive Officer


Accepted: ________________________

Date:     ________________________

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                             BENEFICIARY DESIGNATION

Upon my death, the vested Restricted Stock Units earned by me under all Restricted Stock Unit Agreements shall be paid to the beneficiary(ies) I designate below. This designation supercedes any prior beneficiary designation I have made regarding my Restricted Stock Unit account balance, and shall remain in effect unless and until I file a subsequent Beneficiary Designation Form with the Company.

Primary Beneficiary Designation

The vested Restricted Stock Units distributable to me shall be paid, in equal portions unless otherwise indicated, to the following Primary Beneficiary(ies) then surviving:


Name                       Relationship              Date of Birth              Social Security Number
____________________       ____________________      ______________________     _______________________

____________________       ____________________      ______________________     _______________________

____________________       ____________________      ______________________     _______________________

____________________       ____________________      ______________________     _______________________


Contingent Beneficiary Designation

If none of the above-named Primary Beneficiaries survives me, the vested Restricted Stock Units distributable to me shall be paid, in equal portions unless otherwise indicated, to the following Contingent Beneficiary(ies) then surviving:

Name                       Relationship              Date of Birth              Social Security Number

____________________       ____________________      ______________________     _______________________

____________________       ____________________      ______________________     _______________________

____________________       ____________________      ______________________     _______________________

____________________       ____________________      ______________________     _______________________


_______________________________________           ___________________________
Signature                                                     Date